Exhibit 15.1

Onestop Assurance PAC
10 Anson Road
#06-15 International Plaza
Singapore 079903
Tel: 9644 9531
Email: audit@onestop-ca.com Website: www.onestop-ca.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333- 229046) of our report dated May 15, 2024 with respect to the consolidated financial statements of JX Luxventure Limited, which appears in this Form 20-F for the year ended December 31, 2023.

/s/ Onestop Assurance PAC

Singapore

May 15, 2024